Exhibit 10.36

Dated                     2009

(1) HSBC Bank plc

(2) Global Payments U.K. Limited

FIRST AMENDMENT

TO LLP INTEREST PURCHASE AGREEMENT

This Deed of Variation dated	2009

Between

(1)	HSBC Bank plc, a company incorporated in England and Wales with company number 14259 whose registered office is at 8 Canada Square, London E14 5HQ (Bank); and

(2)	Global Payments U.K. Limited, a company incorporated in England and Wales with company number 6588689 whose registered office is at 51 De Montfort Street, Leicester, LE1 7BB (GPUK).

Whereas

(A)	This deed is supplemental to the LLP Interest Purchase Agreement made between (1) HSBC and (2) GPUK dated 17 June 2008 (Principal Agreement).

(B)	The parties have agreed to modify the Principal Agreement in the manner set out below.

In consideration of the matters set out in this Deed, the parties hereby Covenant and Agree as follows:

1	Definitions and Interpretation

1.1	Words and expressions defined in the Principal Agreement shall, unless the context otherwise requires, have the same meanings where used in this Deed.

1.2	The following expressions shall have the following meanings:

First Variation Effective Date means the date of the Deed of Agreement and Variation

2	Variation

The parties agree that the Principal Agreement shall, with effect from the First Variation Effective Date, be modified as follows (and references in this clause to Sections and Schedules are to Section and Schedules in the Purchase Agreement):

2.1	Section 7.1 is deleted in its entirety and the following is inserted in its place:

“[Intentionally Blank]”;

2.2	Section 7.2(a) is deleted in its entirety and the following is inserted in its place:

“Subject to the limitations contained in Article 12 and without prejudice to the Purchaser’s right to claim for breach of the Warranties, the Seller agrees to indemnify and hold harmless the Joint Venture from and against all Joint Venture Liabilities”

2.3	Part 1 of schedule 1.1 is varied in accordance with the provisions of the schedule to this Deed.

3	Continuing effect of the Principal Agreement

Save as hereby amended by this Deed, the Principal Agreement shall continue and remain in full force and effect.

4	Counterparts

This Deed may be entered into in the form of four counterparts, when taken together will constitute one instrument.

5	Governing law

5.1	This Deed shall be governed by and construed in accordance with English Law.

5.2	Any dispute, controversy or claim arising out of or in connection with this Deed, including any question regarding its existence, validity or termination (a Dispute) that is not amicably settled by the Parties shall at the request of any Party be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause.

5.3	The number of arbitrators shall be three. Subject to Article 8 of the LCIA Rules, the Claimant and the Respondent shall each nominate an arbitrator. The LCIA Court shall select and appoint the third arbitrator.

5.4	The seat and legal place of arbitration shall be London, England.

5.5	The language to be used in the arbitral proceedings shall be English.

5.6	If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration or a dispute under one of the other Operative Documents which has already been referred to arbitration (in either case an “Existing Dispute”), or arises out of substantially the same facts as are the subject of an Existing Dispute (in either case, a “Related Dispute”), and whether such Existing Dispute involves only the Parties to this Instrument or parties to the other Operative Documents (“Related Parties”), subject to the prior agreement in each case of the Parties involved in the Related Dispute, the Arbitral Tribunal appointed or to be appointed in respect of such Existing Dispute shall also be appointed as the Arbitral Tribunal in respect of the Related Dispute. In such case, the Arbitral Tribunal may, subject to the prior agreement of all Parties and other parties involved in the Existing Dispute and the Related Dispute, having regard to the stage of the proceedings of the Existing Dispute and other relevant circumstances, consolidate the proceedings arising out of the Existing Dispute and the Related Dispute. Where one or more members of the Arbitral Tribunal appointed in relation to the Existing Dispute declines appointment in relation to the Related Dispute, replacement arbitrator(s) shall be selected and appointed by the LCIA Court.

5.7	The Arbitral Tribunal, once constituted, may, having regard to the stage of the proceedings and other relevant circumstances, upon the application of any Party join any one or more of the Related Parties to arbitration proceedings commenced under this Clause, subject to the agreement of such Related Party or Parties. The Arbitral Tribunal may, upon the request of any Related Party so joined to arbitration proceedings commenced under this Clause, join any one or more of the remaining Related Parties to such arbitration proceedings, subject to the agreement of such Related Party or Parties.

Executed and delivered as a deed by the parties or their duly authorised representatives on the date of this Deed.

Signed as a deed by as attorney for and on behalf of HSBC Bank plc in the presence of a witness:	) ) )	/s/ Mark Robinson Attorney
)

Signature of witness

Name

Address

Executed and delivered as a deed by Global Payments U.K. Ltd acting by a director in the presence of a witness:	) ) ) )	/s/ Darren Wilson Director

Signature of witness

Name

Address

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